UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 28 , 2006

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On April 28, 2006, Cummins Inc. (the "Company" or "we") issued the attached press release reporting its financial results for the first quarter of 2006 and revising its financial guidance for full-year 2006.  A copy of Cummins' press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibit is furnished herewith:

99-Press Release dated April 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2006

Cummins Inc.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited) (a)

	Three months ended
	April 2,	March 27,	December 31,
	2006	2005	2005
	Millions (except per share amounts)
Net sales	$2,678	$2,208	$2,753
Cost of sales	2,079	1,752	2,134
Gross margin	599	456	619

Operating expenses and income
Selling and administrative expenses	301	259	313
Research and engineering expenses	82	63	71
Investee equity, royalty and other income	(31)	(34)	(28)
Other operating income, net	(1)	---	(1)

Operating earnings	248	168	264

Interest income	(9)	(5)	(9)
Interest expense	27	28	26
Other expenses, net	2	10	4
Earnings before income taxes and minority interests	228	135	243

Provision for income taxes	85	34	63
Minority interests in earnings of consolidated subsidiaries	8	4	13
Net earnings	$135	$97	$167

Earnings per share
Basic	$3.04	$2.20	$3.75
Diluted	$2.70	$1.96	$3.31

Cash dividends declared per share	$0.30	$0.30	$0.30

(a)   Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.
Certain reclassifications have been made to 2005 amounts to conform to the 2006 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	April 2,	December 31,
	2006	2005
	Millions (except par value)
ASSETS
Current assets
Cash and cash equivalents	$676	$779
Marketable securities	58	61
Receivables, net	1,620	1,423
Inventories	1,251	1,174
Deferred income taxes	365	363
Prepaid expenses and other current assets	118	116
Total current assets	4,088	3,916
Long-term assets
Property, plant and equipment, net	1,535	1,557
Investments in and advances to equity investees	287	278
Goodwill	358	358
Other intangible assets, net	105	100
Deferred income taxes	449	500
Other assets	175	176
Total assets	$6,997	$6,885
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$162	$154
Accounts payable	1,014	904
Other accrued expenses	1,080	1,160
Total current liabilities	2,256	2,218
Long-term liabilities
Long-term debt	1,164	1,213
Pensions	386	396
Postretirement benefits other than pensions	550	554
Other liabilities and deferred revenue	428	415
Total liabilities	4,784	4,796

Minority interests	235	225
Shareholders' equity
Common stock, $2.50 par value, 150 shares authorized, 48.7 and 48.5 shares issued	122	121
Additional contributed capital	1,205	1,201
Retained earnings	1,480	1,360
Accumulated other comprehensive loss
Minimum pension liability adjustment	(523)	(523)
Foreign currency translation adjustments	(75)	(84)
Unrealized gain on marketable securities	2	3
Unrealized gain on derivatives	8	1
Total accumulated other comprehensive loss	(588)	(603)
Common stock in treasury, at cost, 2.2 and 2.0 shares	(132)	(101)
Common stock held in trust for employee benefit plans, 2.0 and 2.0 shares	(95)	(97)
Unearned compensation	(14)	(17)
Total shareholders' equity	1,978	1,864
Total liabilities and shareholders' equity	$6,997	$6,885

(a)   Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.
Certain reclassifications have been made to 2005 amounts to conform to the 2006 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
	April 2,	March 27,
	2006	2005
	Millions
Net cash provided by (used in) operating activities	$18	$(62)

Cash flows from investing activities
Capital expenditures	(52)	(31)
Investments in marketable securities-acquisitions	(38)	(26)
Investments in marketable securities-liquidations	42	39
Other, net	10	---
Net cash used in investing activities	(38)	(18)
Cash flows from financing activities
Proceeds from borrowings	19	25
Payments on borrowings and capital lease obligations	(64)	(294)
Dividend payments on common stock	(14)	(14)
Proceeds from issuing common stock	4	7
Repurchases of common stock	(36)	---
Other, net	7	8
Net cash used in financing activities	(84)	(268)
Effect of exchange rate changes on cash and cash equivalents	1	(2)
Net decrease in cash and cash equivalents	(103)	(350)
Cash and cash equivalents at beginning of year	779	611
Cash and cash equivalents at end of period	$676	$261

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.
  Certain reclassifications have been made to the 2005 amounts to conform to 2006 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Engine	Power Generation	Components	Distribution	Eliminations	Total
	Millions
Three months ended April 2, 2006
Net sales	$1,821	$536	$555	$317	$(551)	$2,678
Investee equity, royalty and other income	17	3	2	9	---	31
Segment EBIT	179	45	31	31	(31)	255
Net assets	1,526	752	965	366	---	3,609

Three months ended March 27, 2005
Net sales	$1,480	$427	$473	$253	$(425)	$2,208
Investee equity, royalty and other income	25	1	2	6	--	34
Segment EBIT	117	15	23	20	(12)	163
Net assets	1,166	595	938	295	---	2,994

Three months ended December 31, 2005
Net sales	$1,838	$575	$535	$346	$(541)	$2,753
Investee equity, royalty and other income	13	3	1	11	---	28
Segment EBIT	156	49	24	33	7	269
Net assets	1,518	718	944	299	---	3,479

 A reconciliation of our segment information to the corresponding amounts in the Consolidated Financial Statements is shown in the table below:

	Three Months Ended
	April 2,	March 27,	December 31,
	2006	2005	2005
	Millions
Segment EBIT	$255	$163	$269
Less:
Interest expense	27	28	26
Earnings before income taxes and minority interests	$228	$135	$243
	April 2,	March 27,	December 31,
	2006	2005	2005
	Millions
Net assets for operating segments	$3,609	$2,994	$3,479
Liabilities deducted in arriving at net assets	3,385	3,252	3,354
Minimum pension liability excluded from net assets	(837)	(826)	(837)
Deferred tax assets not allocated to segments	814	978	863
Debt-related costs not allocated to segments	26	27	26
Total assets	$6,997	$6,425	$6,885

Certain reclassifications have been made to 2005 amounts to conform to the 2006 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended
	April 2,	March 27,	December 31,
	2006	2005	2005
	Millions
Earnings before interest, income taxes and minority interests	$255	$163	$269

EBIT as a percentage of net sales	9.5%	7.4%	9.8%

Less:
Interest expense	27	28	26
Provision for income taxes	85	34	63
Minority interests in earnings of consolidated subsidiaries	8	4	13
Net earnings	$135	$97	$167

Net earnings as a percentage of net sales	5.0%	4.4%	6.1%

We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SELECTED FOOTNOTE DATA
(Unaudited)

NOTE 1.  EARNINGS PER SHARE

The following is a reconciliation of net earnings and weighted-average common shares outstanding for purposes of calculating basic and diluted net earnings per share:

	Three months ended
	April 2,	March 27,	December 31,
	2006	2005	2005
	Millions (except per share amounts)
Net earnings for basic EPS	$134.6	$96.6	$166.8
Interest on junior convertible subordinated debentures, net of tax	3.2	3.2	3.2
Net earnings for diluted EPS	$137.8	$99.8	$170.0

Weighted-average common shares outstanding:
Basic	44.3	43.9	44.5
Dilutive effect of stock compensation awards	0.4	0.6	0.5
Dilutive effect of junior convertible subordinated debentures	6.3	6.3	6.3
Diluted	51.0	50.8	51.3

Earnings per share:
Basic	$3.04	$2.20	$3.75
Diluted	$2.70	$1.96	$3.31

 NOTE 2. INVESTEE EQUITY, ROYALTY AND OTHER INCOME

Investee equity, royalty and other income included in our Condensed Consolidated Statements of Earnings for the interim reporting periods was as follows:

	Three months ended
	April 2,	March 27,	December 31,
	2006	2005	2005
	Millions
Dongfeng Cummins Engine Company, Ltd	$5	$15	$3
North American distributors	9	6	10
Cummins Mercruiser	1	2	2
Chongqing Cummins	3	2	2
Tata Cummins	3	1	2
Fleetguard Shanghai	1	1	1
All others	4	1	4
Cummins share of net earnings	26	28	24
Royalty and other income	5	6	4
Investee equity, royalty and other income	$31	$34	$28

NOTE 3.  PROVISION FOR INCOME TAXES

Our income tax provision for the three months ended April 2, 2006, was increased due to a tax bill passed in Indiana during March 2006 that will have the effect of lowering our effective tax rate in Indiana over time.  As a result, our first quarter tax provision includes a $12 million charge to adjust deferred tax assets to their ultimate expected realizable value based upon this action.  Absent this charge, our effective tax rate was 32 percent for the quarter.  If Congress passes a tax bill in 2006 that includes provisions to extend the research tax credits, we believe such action will reduce our effective tax rate to 31 percent for the year.

NOTE 4.  DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense included in operating activities of the Condensed Consolidated Statements of Cash Flows was as follows:

	Three months ended
	April 2,	March 27,
	2006	2005
	Millions
Depreciation and amortization	$74	$72

News Release                                                                           Mark Land

                                                                                                          Director - Public Relations

                                                                                                          (317) 610-2456
                                                                                                          (812) 350-9678 (mobile)

For Immediate Release

April 28, 2006

Cummins reports strong first-quarter earnings; increases profit guidance for full year
COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported strong first-quarter earnings of $135 million, or $2.70 per diluted share, powered by sales growth across most of its markets and product lines, and continued gross margin strength. Sales for the quarter totaled $2.68 billion.

Based on its first-quarter performance and its forecast for the remainder of the year, Cummins also is increasing its 2006 full-year guidance today. The Company now expects to earn between $12.40 and $12.60 a share in 2006, up from its original guidance of $11.90 - $12.10 a share. The Company expects to earn between $3.35 and $3.45 a share in the second quarter.

"As we have been saying for some time, we're confident 2006 will be an even better year than our record 2005 and these results indicate that we are on our way to achieving our goals," said Cummins Chairman and Chief Executive Officer Tim Solso.  "Our first-quarter performance reflects considerable strength along the breadth of our product line and in markets around the world.

"We have become a less cyclical, more diversified company, and as our operating performance continues to improve and we strengthen our balance sheet, we are increasingly well-positioned for the future."

In the first quarter, Indiana passed a tax bill that will, over time, lower Cummins' effective tax rate in the state. As a result, however, Cummins' first-quarter results include a one-time charge of approximately $12 million, or 23 cents a share, for adjustments required as a consequence of this legislation.

The Company's first-quarter performance was significantly stronger than the same period in 2005. For the first quarter, net income rose 39 percent from $97 million, or $1.96 per diluted share, during the first quarter of 2005. Revenues increased 21 percent, from $2.21 billion a year ago.

Earnings Before Interest and Taxes (EBIT) rose 56 percent to $255 million, from $163 million in the first quarter of 2005. EBIT as a percentage of sales was 9.5 percent, compared to 7.4 percent a year ago. Gross margins for the quarter also improved from the same period a year ago, increasing to 22.4 percent from 20.7 percent.

The Company's Engine segment enjoyed its most profitable quarter ever, while the Power Generation and Distribution segments posted strong sales and earnings during the quarter. The Company's fourth business segment - Components - began to see improvement in earnings while continuing to invest in technologies critical to the Company's future success.

First-quarter details

Engine Segment
Segment EBIT of $179 million was a record and a 53 percent increase from the first quarter of 2005. Segment EBIT as a percentage of sales was 9.8 percent, compared to 7.9 percent during the first quarter of 2005.

Engine sales rose 23 percent to $1.82 billion, led by stronger-than-expected volumes across nearly all markets. Global heavy-duty truck engine shipments rose 22 percent from the same period in 2005, while bus shipments increased 35 percent, construction shipments increased 29 percent and global light-duty automotive shipments rose 36 percent.

Power Generation Segment
Power Generation sales of $536 million were 26 percent higher than during the first quarter of 2005, while Segment EBIT tripled to $45 million, or 8.4 percent of sales, in the quarter.

Commercial generator sales, which represent more than half of the segment's total sales, rose 32 percent from the same period last year led by strong growth in North America and the Middle East. Consumer generator sales rose 14 percent, while Power Electronics sales increased 53 percent compared to the same period a year ago.

Distribution Segment
Distribution Segment sales of $317 million were 25 percent higher than during the first quarter 2005, while Segment EBIT rose 55 percent to $31 million, or 9.8 percent of sales. Quarterly sales and Segment EBIT were the second-highest ever, trailing only the fourth quarter of 2005.

Sales increased across all product lines, led by a 27 percent increase in sales of Power Generation products and a 20 percent rise in parts sales. From a geographic perspective, sales were particularly strong in the Middle East and Europe. Profits at the Company's joint venture distributors in all regions also improved.

Components Segment
Sales in the Company's Components Segments - made up of the Company's filtration, turbocharger, fuel systems and exhaust aftertreatment businesses - increased 17 percent to $555 million, while Segment EBIT rose 35 percent to $31 million, or 5.6 percent of sales.

The Filtration business benefited from strong aftermarket sales and sales to original equipment makers in North and Latin America. The Segment saw higher return on sales, despite continued investment in research and engineering to develop new products for 2007 and beyond.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP financial measure used in this release. EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com.

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $550 million on sales of $9.9 billion in 2005. Press releases can be found on the Web at www.cummins.com.

Information provided and statements on the webcast and in this release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange